UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 5, 2009
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada	1-1035	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
122 – 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
306 / 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 5, 2009, Potash Corporation of Saskatchewan Inc. (“PotashCorp”) entered into a First Amending Agreement to its amended and restated revolving term credit facility, dated January 21, 2009, with the lenders named therein and The Bank of Nova Scotia, as agent. The First Amending Agreement increases the total available borrowings under the revolving term credit facility from $1.5 billion to $1.85 billion.
     The foregoing description is qualified in its entirety by reference to the First Amending Agreement, which is attached hereto as Exhibit 4(a) and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits

Exhibit Number	Exhibit Description
4(a)	First Amending Agreement, dated March 5, 2009, to the Amended and Restated Revolving Term Credit Facility, dated January 21, 2009, between the registrant, as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Joseph Podwika
	Name:	Joseph Podwika
	Title:	Senior Vice President, General Counsel and Secretary

Dated:  March 5, 2009

Index to Exhibits

Exhibit Number	Exhibit Description
4(a)	First Amending Agreement, dated March 5, 2009, to the Amended and Restated Revolving Term Credit Facility, dated January 21, 2009, between the registrant, as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.